SOUTHWEST BANCORP, INC.
DECLARES DIVIDEND ON COMMON STOCK

CONTACT: TELEPHONE: RELEASE DATE:	RICK J. GREEN, PRESIDENT & C.E.O. KERBY E. CROWELL, EXECUTIVE VICE PRESIDENT & C.F.O. (405) 372-2230 (800) 727-2230 MONDAY MARCH 3, 2008

STILLWATER, OK—Southwest Bancorp, Inc. (NASDAQ:OKSB), parent company of Stillwater National Bank and Trust Company, SNB Bank of Wichita, and Bank of Kansas, announces that a $0.0950 per share cash dividend on its common stock was declared for the first quarter of 2008. This represents an increase of 3% over the quarterly dividends that were paid in each of the four quarters of 2007.

This dividend will be distributed to shareholders of record as of March 18, 2008, and is payable on April 1, 2008.

Southwest Bancorp, Inc. has paid a dividend every year since it was organized in 1981, and has increased dividends each year since going public in 1993. Dividends on common stock are declared at the discretion of the board of directors.

Southwest Bancorp, Inc. is a publicly owned financial holding company with banking subsidiary offices in Oklahoma City, Stillwater, Tulsa, and Chickasha, Oklahoma; Dallas, San Antonio, Austin, and Houston, Texas; and Wichita, Kansas City, and Hutchinson, Kansas.

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